ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
WESTERN STATES ENGINEERING AND CONSTRUCTION, INC.

PURSUANT TO THE PROVISIONS OF SECTION 10-061, ARIZONA REVISED STATUTES, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO IT'S ARTICLES OF INCORPORATION:

1. ARTICLE I IS AMENDED TO READ AS FOLLOWS:

THE NAME OF THE CORPORATION IS WESTERN STATES ENGINEERING, INC.

DATED: SEPTEMBER 11, 1995

WESTERN STATES ENGINEERING AND CONSTRUCTION, INC.

By: ______________________
Martin C. Kuhn, President

ATTEST:

____
John A. McKinney, Secretary